UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
February 10, 2026
Date of report (Date of earliest event reported)
SPS COMMERCE, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34702	41-2015127
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

333 South Seventh Street, Suite 1000
Minneapolis, Minnesota	55402
(Address of Principal Executive Offices)	(Zip Code)

(612) 435-9400
(Registrant's Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	SPSC	The Nasdaq Stock Market LLC
(Nasdaq Global Market)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act
☐

Item 2.02. Results of Operations and Financial Condition.
On February 12, 2026, SPS Commerce, Inc. (the “Company”) issued a press release disclosing its results of operations and financial condition for our fourth quarter and year ended December 31, 2025. A copy of the press release is attached hereto as Exhibit 99.1.

Item 5.02. Departure of Directors or Certain Oﬃcers; Election of Directors; Appointment of Certain Oﬃcers; Compensatory Arrangements of Certain Oﬃcers.

Appointment of new Chief Financial Officer

    On February 10, 2026, the Company’s board of directors (the “Board”) appointed Joseph Del Preto as the Company’s Executive Vice President & Chief Financial Officer, effective March 16, 2026 (the “Transition Date”), succeeding Kimberly Nelson, who announced her retirement as Executive Vice President & Chief Financial Officer, effective upon the conclusion of a customary transition period, as further described below.

Mr. Del Preto, age 50, will join the Company from Sprout Social, Inc. (Nasdaq: SPT), a leading, cloud-based social media management platform for publishing analytics and listening across all social media networks, where he has served as Chief Financial Officer and Treasurer since July 2017. Prior to that, Mr. Del Preto served as Global Controller at Groupon, Inc., an e-commerce marketplace connecting consumers with local businesses and national brands, beginning in July 2011. He previously served as Vice President of Finance at Echo Global Logistics, a publicly held provider of technology enabled transportation and supply chain management services (later acquired by The Jordan Company); and as Controller of Innerworkings, Inc., a publicly held global marketing execution firm (later acquired by HH Global Group Limited), from 2005 to 2011. Mr. Del Preto began his career as a Senior Audit Accountant at PricewaterhouseCoopers (PwC) in 1997.

Mr. Del Preto accepted a written offer letter (the “Offer Letter”) from the Company establishing his compensation as     Chief Financial Officer. Pursuant to the Offer Letter, Mr. Del Preto’s initial compensation will consist of the following:

•an initial annualized base salary of $475,000;
•participation in the Company’s Management Incentive Plan (“MIP”) for the performance period consisting of the Company’s 2026 fiscal year in the target dollar amount of 75% of his annualized base salary, pro-rated based on the Transition Date, with the same terms as the 2026 MIP applicable to other executive officers of the Company;
•the following equity awards under the Company’s 2010 Equity Incentive Plan:
◦as the 2026 annual equity award:
▪an award of restricted stock units (“RSUs”) with a value of $1,900,000, to be granted on the fifth business day following the Company’s release of financial results for the quarter ended March 31, 2026, with the number of RSUs to be determined by dividing the value of the closing stock price on the grant date;
•an award of performance stock units (“PSUs”) with a target value of $1,900,000, to be granted on the fifth business day following the Company’s release of financial results for the quarter ended March 31, 2026 (the “PSU Grant Date”), with the number of PSUs to be determined by dividing the value by the closing stock price on the PSU Grant Date;
◦as a sign-on grant, to incentivize Mr. Del Preto to leave his current employment and to offset the value of the equity awards forfeited by Mr. Del Preto in connection with his departure, an award of RSUs with a value of $6,200,000, to be granted on the fifth business day following the Company’s release of financial results for the quarter ended March 31, 2026, with the number of RSUs to be determined by dividing the value by the closing stock price on the grant date;
•entitlement to participate in all employee benefit plans and programs to the extent that he meets the eligibility requirements for each individual plan or program.

The foregoing description of the Offer Letter is a summary, does not purport to be complete and is qualified in its entirety by reference to the Offer Letter, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference.

The Compensation & Talent Committee of the Board has designated Mr. Del Preto as a participant in the Company’s Executive Management Team Severance Plan (the “Executive Severance Plan”). The Executive Severance Plan was filed as Exhibit 10.1 to the Company’s Current Report on 8-K filed on May 16, 2024, and is incorporated herein by reference as Exhibit 10.2; a summary of the Executive Severance Plan is included in the

Company’s definitive proxy statement filed on March 28, 2025, under “Executive Compensation – Potential Payments Upon Termination, Retirement, or Change in Control.”

Retirement of Chief Financial Officer

On February 10, 2026, Kimberly Nelson, the Executive Vice President & Chief Financial Officer of the Company, provided the Company with her six months’ notice of her intent to retire from the Company. Ms. Nelson will transition out of the Chief Financial Officer role on the Transition Date, but will continue to serve as an employee of the Company to assist with the transition until her to be determined retirement date. The Compensation & Talent Committee approved that Ms. Nelson’s current base salary amount will continue to apply during the period between the Transition Date and her retirement date. The Compensation & Talent Committee also decided that Ms. Nelson would participate in the 2026 MIP with a target amount equal to 80% of her base salary, to be paid out at the target level, pro-rated based on Ms. Nelson’s retirement date, in a lump sum within 30 days following her retirement date.

In order to qualify for retirement treatment under the terms of Ms. Nelson’s equity award agreements, among other requirements, she is to have reached age 58 and have at least 10 years of continuous service, and have provided at least six months’ notice of her retirement date. Ms. Nelson is currently 58 years old and has served for over 10 years of continuous service. In light of the fact that Ms. Nelson’s successor has been identified and appointed, allowing for a sufficient transition period, the Compensation & Talent Committee decided to waive the six-month notice period requirement under the definition of “Retirement” in Ms. Nelson’s equity award agreements. With that, her outstanding equity awards will be treated as provided under the retirement provisions of those award agreements upon her retirement date. Other than described above, Ms. Nelson will not be entitled to any cash payments or other severance in connection with her retirement.

Item 7.01. Regulation FD Disclosure.

On February 12, 2026, the Company issued a press release announcing the leadership transition described in Item 5.02 above. A copy of the press release is attached hereto as Exhibit 99.1.

In accordance with General Instruction B.2 of Form 8-K, the information in Items 2.02 and 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as shall be expressly set forth by specific reference in that filing.

Item 8.01. Other Events.

On February 10, 2026, the Board approved an additional $200.0 million in repurchase authority under the Company’s previously announced share repurchase program that was approved on October 29, 2025 for the repurchase of up to $100.0 million of the Company’s common stock, for a total authorized repurchase amount of $300.0 million under the program. Purchases may be made from time to time in the open market or in privately negotiated purchases, or both. The share repurchase program became effective on December 1, 2025 and expires on December 1, 2027.

Cautionary Statement Regarding Forward-Looking Information

Certain statements in this Current Report on Form 8-K may contain forward-looking statements within the meaning of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995 including, but not limited to, the Company’s plans to repurchase shares of its common stock, the timing and amount of any share repurchases under the program, if any, the effects of the repurchase program on future results of operations or financial condition, and the timing and impact of the leadership transitions. These statements involve known and unknown risks, uncertainties and other factors which may cause the results of the Company to be materially different than those expressed or implied in such statements. Certain of these risk factors and others are included in documents the Company files with the Securities and Exchange Commission, including but not limited to, the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, as well as subsequent reports filed with the Securities and Exchange Commission. In addition, these forward-looking statements are subject to factors and uncertainties related to the leadership transitions, including disruptions and uncertainties related thereto, the ability of a successor to have the desired level of experience and expertise, the potential impact on the Company’s business and future strategic direction resulting from the officer transitions, and the Company’s ability to retain other key members of senior management. Other unknown or unpredictable factors also could have material adverse effects on the Company’s future results. The forward-looking statements included in this report are made only as of the date hereof. The Company cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. Finally, the Company expressly disclaims any intent or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Item 9.01. Financial Statements and Exhibits.
(d)    Exhibits

Exhibit No.	Exhibit
10.1	Offer Letter between Joseph Del Preto and SPS Commerce, Inc., dated as of February 10, 2026
10.2	SPS Commerce, Inc. Executive Management Team Severance Plan (incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on May 16, 2024)
99.1	Press Release dated February 12, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPS COMMERCE, INC.

Date: February 12, 2026	By:	/s/ KIMBERLY NELSON
Kimberly Nelson
Executive Vice President and Chief Financial Officer